Exhibit 23.1

                               GEORGE STEWART, CPA
                              316 17th AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the use of its report dated September 25, 2009 on the financial statements of Eco Building International Inc. as of May 31, 2009, included in the Registration Statement.

Very Truly Yours,


/s/ George Stewart
-----------------------------
George Stewart, CPA

November 24, 2009